                                                                   EXHIBIT 10.11


                           [HEALTHTRONICS LETTERHEAD]



July 11, 1997



Ms. Victoria W. Beck, CPA
8351 Roswell Road, Suite 162
Atlanta, GA 30350


Dear Vikki:

Following up on our discussions, we would like to herewith officially offer you the position as CFO within HealthTronics, effective August 1, 1997.

As discussed, you will receive an annual salary of $78,000. Upon satisfactory job performance, your annual salary will be increased to $85,000 in six months (February 1, 1998). The company will also reimburse you for continuing professional education costs. In addition, you are eligible for the HealthTronics standard benefits package as outlined in your HealthTronics Policies and Procedures Manual, including:

     -  Paid Time Off (PTO)
     -  Holidays
     -  Medical Insurance
     -  Dental Insurance
     -  Life Insurance
     -  Accidental Death and Dismemberment Insurance
     -  Short and Long Term Disability
     -  401(K) Plan

Of course, you will also be reimbursed for all travel and related expenses.

In addition, we are providing you with twenty-five thousand (25,000) Options at one dollar ($1.00) per share, which will be awarded to you as follows, contingent, of course, upon your continued employment with HealthTronics at the time the Options are due:

     -  10,000 at time of acceptance of this offer
     -  5,000 on July 31, 1998
     -  5,000 on July 31, 1999
     -  5,000 on July 31, 2000

A general job description for the position is attached.

Ms. Victoria W. Beck, CPA
8351 Roswell Road, Suite 162
Atlanta, GA 30350
Page 2



This letter is being provided to you in duplicate. For the sake of good order, please countersign this letter in the space provided below, indicating your acceptance of this offer. Please return one document to me and retain the other for your records.

Vikki, welcome aboard. Everyone here at HealthTronics is looking forward to working with you in this exciting new venture.

Sincerely,



/s/ ROY S. BROWN
----------------------------
Roy S. Brown

RSB/km
Attachment



Accepted and Agreed to:



/s/ VICTORIA W. BECK 7/11/97
----------------------------
Victoria W. Beck    Date

                           [HEALTHTRONICS LETTERHEAD]

July 11, 1997



Ms. Victoria W. Beck, CPA
8351 Roswell Road, Suite 162
Atlanta, GA 30350

Dear Vikki:

As agreed upon in your employment letter dated July 11, 1997, enclosed please find you Option for ten thousand (10,000) shares of HealthTronics, Inc. Common Stock. Please complete page 5 of this Option, have it notarized, and return the original document to me. I will obtain the necessary signatures and return the original document to you. Also enclosed for your review is the Private Placement Memorandum dated June 24, 1996.

As discussed and agreed upon in your employment letter, you will receive additional Options as outlined below, subject to your continued employment with the Company on the dates the Options are to be awarded:


No. of Options                Date to be Awarded
--------------                ------------------
5,000                         July 31, 1998
5,000                         July 31, 1999
5,000                         July 31, 2000


Vikki, if you have any questions regarding these Options, please let me know.

Sincerely,

/s/ Roy S. Brown
Roy S. Brown


RSB/km
Enclosures